Exhibit 99.1
INTERMET CORPORATION
5445 Corporate Drive
Troy, MI 48098-2683
Tel: 248-952-2500
Fax: 248-952-2501
News Release
For IMMEDIATE Release
Contact: Mike Kelly
INTERMET Corporation
248-952-2500
INTERMET DISTRIBUTES SOLICITATION MATERIALS IN CONNECTION WITH PLAN OF REORGANIZATION
Confirmation hearing set for September 26, 2005
TROY, Mich., August 17, 2005 — INTERMET Corporation (INMTQ:PK), a diversified manufacturer of cast-metal components, today announced that it has begun distributing solicitation materials in connection with its proposed Plan of Reorganization. The United States Bankruptcy Court for the Eastern District of Michigan approved the Company’s amended Disclosure Statement and the proposed solicitation and balloting process on August 12, 2005. INTERMET is distributing the Disclosure Statement and balloting materials to all eligible creditors in order to solicit their votes in support of the Plan.
Depending on the type and amount of their claim, holders of general unsecured claims may be eligible to select a variety of elections under the proposed Plan, including a cash-out amount election, a convenience class election, an inducement cash election, and a new common stock and rights offering election. Eligible claimants must vote on the Plan and make all relevant elections on or before September 20, 2005. An eligible claimant wishing to participate in the rights offering contemplated by the new common stock and rights offering election must hold their claim from the close of business on September 1, 2005, the record date for the rights offering, through the effective date of the Plan. In the absence of any other election, an eligible claimant will be deemed to have made the cash-out election.
In advance of receiving solicitation packages, the proposed Plan and related Disclosure Statement are available at http://www.administar.com, the website of the Company’s claims agent. The proposed Plan and related Disclosure Statement were also filed with the Securities and Exchange Commission on August 15, 2005 on a Form 8-K and are available at the website maintained by the Commission at http://www.sec.gov.
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INTERMET Corporation
August 17, 2005

The confirmation hearing with respect to the Plan of Reorganization is scheduled to begin on September 26, 2005.
About INTERMET: With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of cast-metal components for the automotive, commercial-vehicle and industrial industries. The company has approximately 5,300 employees worldwide. More information is available on the Internet at http://www.intermet.com. Specific information relating to the Chapter 11 cases filed by INTERMET and certain of its domestic subsidiaries, including a copy of the proposed Plan of Reorganization, can be found on the Internet at http://www.administar.net/intermet.
Cautionary Statement: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET’s actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET’s continued access to its DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET’s profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET’s ability, if any, to pass those costs on to its customers; pricing practices of INTERMET’s customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET’s customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET’s financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET’s products; deterioration in the market share of any of INTERMET’s major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET’s facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET’s assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET’s periodic SEC reports.
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